Exhibit 3.247

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is

Northern Virginia Community Hospital, LLC.

(The name must contain the word “limited company” or “limited liability company” or their abbreviations “L.C.” , “LC”, “L.L.C.” or “LLC”)

2.	A. The name of the limited liability company’s initial registered agent is

Commonwealth Legal Services Corporation.

B. The registered agent is (mark appropriate box)

(1)	an INDIVIDUAL who is a resident of Virginia and

☐	a member/manager of the limited liability company

☐	an officer/director of a corporate member/manager of the limited liability company

☐	a general partner of a general or limited partnership that is a member/manager of the limited liability company

☐	a trustee of a trust that is a member of the limited liability company

☐	a member of the Virginia State Bar

OR

(2) ☒	a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3.	The limited liability company’s initial registered office address, which is identical to the business office of the initial registered agent, is

4701 Cox Road, Suite 301

(number/street)

Glen Allen	VA	23060-6802
(city or town)		(zip)

which is located in the ☐ city or ☒ county of Henrico.

4.	The post office address, including the street and number, if any, of the principal office is

One Park Plaza

(number/street)

Nashville	TN	37203
(city or town)	(state)	(zip)

5.	Signature:

May 6, 2002
(organizer)	(date)

David Denson

(printed name)

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

May 7, 2002

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

May 7, 2002

The State Corporation Commission has found the accompanying articles submitted on behalf of

Northern Virginia Community Hospital, LLC

to comply with the requirements of law, and confirms payment of all required fees

Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission May 7, 2002

STATE CORPORATION COMMISSION

By
Commissioner